UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

---------------------

SCHEDULE 14A

SCHEDULE 14A INFORMATION

---------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rules
     14a-6(e)(2) and 14c-5(d)(2))

[X] Definitive Proxy/Information Statement

[  ] Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

UQM Technologies, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
       0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

UQM TECHNOLOGIES, INC.

425 Corporate Circle

Golden, Colorado 80401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 21, 2002

The annual meeting of shareholders of UQM Technologies, Inc. will be held on August 21, 2002, at 10:00 a.m., Denver Time at the Sheraton Denver West Hotel, 360 Union Boulevard, Lakewood, Colorado 80228 the following purposes:

  To elect a Board of five (5) directors to serve for the ensuing year and thereafter until their successors are duly elected and qualified.
  To consider and vote upon a proposal to ratify the appointment of KPMG LLP to act as independent auditors of the Company for the fiscal year ending March 31, 2003.
  To consider and vote upon a proposal to ratify the adoption of the 2002 Equity Incentive Plan.

 4.  To transact such other business as may properly come before the meeting.

The record date for the Annual Meeting of Shareholders has been fixed at June 28, 2002. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

By order of the Board of Directors

June 29, 2002

/s/ Donald A. French
Donald A. French, Secretary

YOUR VOTE IS IMPORTANT. All shareholders, whether or not they expect to attend the Annual Meeting, are requested to complete, date, sign and mail the enclosed proxy, which is solicited by the Board of Directors. The enclosed envelope may be used for that purpose. If you attend the meeting, you may vote in person even though you have given a proxy.

PROXY STATEMENT

____________________________

UQM TECHNOLOGIES, INC.

425 Corporate Circle

Golden, Colorado 80401

____________________________

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON August 21, 2002

____________________________

This proxy statement is being mailed on or about July 8, 2002, to the shareholders of UQM Technologies, Inc. ("UQM" or the "Company") in connection with the solicitation by the Board of Directors of the enclosed form of proxy for the Annual Meeting of Shareholders to be held on August 21, 2002. The last Annual Meeting of Shareholders was held on August 22, 2001.

If the enclosed proxy is properly signed and returned to the Company, the shares represented by the proxy will be voted at the meeting. If a shareholder indicates in his proxy a choice with respect to any matter to be voted upon, the shares will be voted in accordance with the shareholder's choice. If no choice is indicated, the shares will be voted "for" each of the proposals. A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person.

PERSONS MAKING THE SOLICITATION

This proxy is solicited on behalf of the Board of Directors of the Company. The solicitation will be made predominately by mail. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. Further solicitation of proxies may be made by telephone or oral communication with some shareholders of the Company following the original solicitation. All such further solicitation will be made by regular employees of the Company, who will not be additionally compensated therefore.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on June 28, 2002, will be entitled to vote at the meeting. As of that date there were 18,842,888 shares of the Company's $.01 par value common stock outstanding, each share being entitled to one vote. The Company has no other classes of voting securities. The Company's articles of incorporation provide that one-third of the outstanding shares of the common stock entitled to vote, represented in person or by proxy, shall constitute a quorum at any shareholders' meeting. The proposals to ratify the appointment of auditors and to ratify the adoption of the 2002 Equity Incentive Plan shall be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. In the election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors. Cumulative voting is not allowed in the election of directors or for any other purposes.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Abstentions will have no effect on the vote to ratify the appointment of auditors and the vote to ratify the adoption of the 2002 Equity Incentive Plan. Under applicable Colorado law, a broker non-vote will have no effect on the outcome of the matters to be voted on at the meeting.

ELECTION OF DIRECTORS

Pursuant to the bylaws of the Company, the Board of Directors shall consist of not fewer than three directors. The Board of Directors currently consists of five members. The Board of Directors has nominated five candidates to stand for election to the Board of Directors. Proxies may not be voted for more than five persons. The Board of Directors is not classified, and each director serves for a term of one year and thereafter until his successor is duly elected and qualified.

At the Annual Meeting, the shareholders will elect five members to the Board of Directors. In the absence of instructions to the contrary, the proxy holders will vote the shares represented by proxy in favor of the nominees listed below. The Company expects each of the nominees listed below to be able to serve as a director. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.

Name	Age	Position with the Company	Officer or Director Since	Business Experience

William G. Rankin	58	Chairman of the Board, President and Chief Executive Officer	1994

Chairman of the Board of Directors since February 2000; Chief Executive Officer since August 1999; President and Chief Operating Officer since January 1996; Executive Vice President - Operations from 1994 through 1995.

J.B. Richey	65	Director, Member of the Audit Committee	1995	President, Invacare Technologies and Senior Vice President-Total Quality Management since 1992. Director, Invacare Corporation, Steris Corporation and Royal Appliance Manufacturing Co.

Ernest H. Drew	64	Director, Member of the Audit Committee and Compensation and Benefits Committee	1999

Consultant and Investor since 1998; Chief Executive Officer of Westinghouse Industries & Technology Group from 1997 to 1998. Member of the Board of Management of Hoechst AG from 1995 to 1997. Director of Ashland, Inc., Public Service Enterprise Group and Thomas & Betts Corporation.

Stephen J. Roy	52	Director, Member of the Audit Committee and Compensation and Benefits Committee	2000	Principal, STL Capital Partners, LLC since 2002. Managing Director- Investment Banking for A. G. Edwards & Sons, Inc. from 1989 through 2002.
Lieutenant General Jerome H. Granrud (Ret.)	65	Director	2002	Consultant, The Spectrum Group since 1996.

No family relationship exists between any director, executive officer, significant employee or person nominated or chosen by the Company to become a director or executive officer.

There are no arrangements or understandings between any director and any other person pursuant to which any director was nominated as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES.

During the fiscal year ended March 31, 2002 the Board of Directors held meetings on thirteen occasions. Each incumbent director attended or participated in more than seventy-five percent of the meetings of the Board of Directors and Board Committees on which he served during the period he was a director. Participation at meetings was sometimes by telephone, which is authorized under Colorado law. The votes of each director are recorded in the minutes for each matter considered by the Board of Directors. None of the directors listed above has been involved during the last five years in any legal proceedings that are material to an evaluation of the ability or integrity of that person to act as a director of the Company.

The Board of Directors has an Audit Committee and a Compensation and Benefits Committee. The Company does not have a Nominating Committee. The Audit Committee which reviews the annual audit performed by the Company's independent auditors, consists of three directors and met one time during fiscal 2002. The Compensation and Benefits Committee which reviews the performance and compensation of the Company's Chief Executive Officer and administers the 2002 Equity Incentive Plan, consists of two directors and met two times during fiscal 2002.

See also "Compensation and Benefits Committee Report on Executive Compensation" and "Report of the Audit Committee" below.

MANAGEMENT

The executive officers of the Company are:

Name	Age	Position
William G. Rankin	58	Chairman of the Board of Directors, President and Chief Executive Officer
Donald A. French	46	Treasurer, Secretary and Chief Financial Officer
Richard L. Hugen	64	Vice President, Marketing and Sales

William G. Rankin, Chairman of the Board of Directors since February 2000 and Chief Executive Officer since August 1999, President and Chief Operating Officer since 1996, Executive Vice President-Operations from 1994 through 1995 and member of the Board of Directors since 1994, joined the Company in 1992. Mr. Rankin is also a Director of Taiwan UQM.

Donald A. French, Treasurer, Secretary and Chief Financial Officer, joined the Company in 1987. Mr. French also served as Controller from 1987 through 1998. Mr. French is also a Director of Taiwan UQM.

Richard L. Hugen, Vice President Marketing and Sales, joined the Company in April of 2000 as Director of Marketing and Sales and was appointed Vice President, Marketing and Sales in April 2001. From 1990 to 2000 Mr. Hugen was employed by Arnautical, Inc., an airline pilot training company, as Chief Instructor. From 1984 to 1990, Mr. Hugen served as National Sales Manager for XEL Corporation, a manufacturer of telecommunications equipment.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than 10 percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Company is required to report in this statement any failure to file timely reports during fiscal 2002. Based on its review of Form 3, Form 4 and Form 5 filings, the Company believes that all required reports were filed timely during fiscal 2002, except for a Form 4 filing of Mr. Hugen for the month of January, 2002.

Executive Compensation

The following table sets forth information concerning compensation earned by the Chief Executive Officer and any other executive officer whose total annual salary and bonus exceeded $100,000 for the three years ended March 31, 2002, 2001 and 2000:

Summary Compensation Table

Long-Term Compensation Awards
Name of Individual and Position	Fiscal Year	Annual Compensation		Number of Securities Underlying Options Granted	Other Compensation
		Salary	Bonus

William G. Rankin, Chairman, President And Chief Executive Officer (2)	2002 2001 2000	$253,896 $244,107 $207,248	$ -0- $ -0- $ -0-	100,000 90,000 90,000	$17,596 (1) $17,274 (1) $16,796 (1)

Donald A. French, Treasurer, Secretary and Chief Financial Officer	2002 2001 2000	$169,345 $162,215 $155,246	$ -0- $ -0- $ -0-	70,000 60,000 60,000	$18,882 (1) $19,181 (1) $17,873 (1)

Richard L. Hugen, Vice President Marketing and Sales (3)	2002 2001 2000	$114,183 $ 93,782 $ 0	$ -0- $ -0- $ -0-	35,000 15,000 0	$ 529 (4) $ 0 $ 0

Carl L. Schlemmer, General Manager of UQM Electronics (5)	2002 2001 2000	$124,846 $ 48,462 $ 0	$ -0- $ -0- $ -0-	25,000 7,500 0	$ 9,480 (6) $ 2,215 (6) $ 0
    Represents matching contributions to the Company's 401(k) Savings Plan, Company paid car allowance, certain professional fees, and key man life insurance premiums.
    Mr. Rankin was appointed Chief Executive Officer in August, 1999 and was elected Chairman of the Board of Directors in February, 2000.
    Mr. Hugen was appointed Vice President Marketing and Sales in April, 2001.
    Represents matching contributions to the Company's 401(k) Savings Plan.
    Mr. Schlemmer joined the Company in October, 2000.
    Represents matching contributions to the Company's 401(k) Savings Plan and Company car.

The foregoing compensation tables do not include certain fringe benefits made available on a non-discriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and paid time off.

Option Grants During Fiscal 2002
Name of Individual and Position	Number of Securities Underlying Options Granted (1)	Percentage of Total Options Granted to Employees in Fiscal 2002	Exercise Price Per Share	Expira- tion Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for the Option Term
					5%(2)	10%(3)

William G. Rankin Chairman, President And Chief Executive Officer (4)	100,000	21.2%	$4.15	2-07-12	$260,991	$661,403

Donald A. French Treasurer, Secretary and Chief Financial Officer	70,000	14.8%	$4.15	2-07-12	$182,700	$462,700

Richard L. Hugen Vice President Marketing and Sales (5)	35,000	7.4%	$4.15	2-07-12	$ 91,347	$231,491

Carl L. Schlemmer General Manager, UQM Electronics (6)	25,000	5.3%	$4.15	2-07-12	$65,248	$165,351

    Represents options granted pursuant to the 1992 Stock Option Plan. The options granted vest as to one-third of the aggregate number of underlying shares on each of the next three annual anniversary dates following the date of grant. Additionally, the options are subject to forfeiture and have limitations as to marketability.
    The market capitalization of the Company, as determined by multiplying the outstanding number of shares of common stock at fiscal 2002 year end by the potential realizable share value achieved by applying the price appreciation methodology utilized in this table, would be approximately $132 million versus a market capitalization of approximately $81 million at March 31, 2002. Accordingly, the potential realizable value at assumed annual rates of stock price appreciation over the ten-year term to all shareholders is approximately $51 million assuming no increase in the number of shares of common stock outstanding over the ten-year term.
    The market capitalization of the Company, as determined by multiplying the outstanding number of shares of common stock at fiscal 2002 year end by the potential realizable share value achieved by applying the price appreciation methodology utilized in this table, would be approximately $211 million versus a market capitalization of approximately $81 million at March 31, 2002. Accordingly, the potential realizable value at assumed annual rates of stock price appreciation over the ten-year term to all shareholders is approximately $130 million assuming no increase in the number of shares of common stock outstanding over the ten-year term.
    Mr. Rankin was appointed Chief Executive Officer in August, 1999 and was elected Chairman of the Board of Directors in February, 2000.
    Mr. Hugen was appointed Vice President Marketing and Sales in April, 2001.
    Mr. Schlemmer joined the Company in October 2000.

Aggregate Option Exercises During Fiscal Year 2002 and Option Values at the End of Fiscal Year 2002
			Number of Securities Underlying Unexer- cised Options at Fiscal Year End		Value of Unexercised in-the-money Options at Fiscal Year End
Name of Individual and Position	Number of Shares Acquired on Exercise	Value Realized	Exer- cisable	Unexer- cisable	Exer- cisable	Unexer- cisable

William G. Rankin Chairman, President And Chief Executive Officer (1)	124,000	$373,240	689,995	190,000	$276,093	$45,000

Donald A. French Treasurer, Secretary And Chief Financial Officer	0	$ 0	464,571	130,000	$180,805	$31,500

Richard L. Hugen Vice President Marketing and Sales (2)	0	$ 0	23,334	46,666	$ 0	$15,750

Carl L. Schlemmer General Manager, UQM Electronics (3)	0	$ 0	15,834	36,666	$ 0	$11,250

    Mr. Rankin was appointed Chief Executive Officer in August, 1999 and was elected Chairman of the Board of Directors in February, 2000.
    Mr. Hugen was appointed Vice President, Marketing and Sales in April, 2001.
    Mr. Schlemmer joined the Company in October, 2000.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company's common stock that may be issued upon the exercise of options granted under the Company's existing equity compensation plans as of March 31, 2002, including the 1992 Stock Option Plan, which was adopted and approved by the Company's stockholders effective February 22, 1992, the Outside Director's Stock Option Plan, which was adopted and approved by the Company's stockholders effective October 11, 1993, and the Employee Stock Purchase Plan, which was adopted and approved by the Company's stockholders effective March 13, 1990. The table does not include information about the Company's proposed 2002 Equity Incentive Plan, which has not yet been approved by the Company's stockholders and under which no options have yet been granted.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensa- tion plans approved by security holders	2,820,332	$5.87	429,864
Equity compensa- tion plans not approved by security holders	188,250	$8.00	-0-
Total	3,008,582 =========	$6.01	429,864 =======

Report of the Audit Committee

Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors.

Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

In fulfilling its responsibilities, the Audit Committee recommended to the Board the selection of the Company's independent accountants, KPMG LLP. That firm has discussed with the Committee and provided written disclosures to the Committee on (1) that firm's independence as required by the Independence Standards Board and (2) the matters required to be communicated under generally accepted auditing standards.

The Committee reviewed with the Treasurer and Chief Financial Officer and the independent accountants the overall scope and specific plans for their respective audits.

Without management present, the Committee met separately with the independent accountants to review the results of their examination, their observations on the Company's internal controls, and the overall quality of UQM Technologies, Inc. accounting and financial reporting.

The Committee reviewed and discussed with management and the independent accountants the Company's audited financial statements.

Following these actions, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee met on one occasion during the fiscal year ended March 31, 2002.

The Audit Committee

J.B. Richey

Ernest H. Drew

Stephen J. Roy

_________________

Relationship with Independent Accountants

KPMG LLP has been the independent accountants of UQM Technologies, Inc. and its subsidiaries since 1985. Total fees charged to the Company by KPMG LLP during fiscal 2002 were $173,287. Fees for the fiscal 2002 annual financial statement audit and the review of quarterly reports, including out-of-pocket expenses were $75,737. During fiscal 2002, the Company did not pay KPMG, LLP, any financial information systems design and implementation fees. The Company paid KPMG, LLP other fees of $97,550, for services consisting mainly of tax compliance, audits of the financial statements of employee benefit plans, consulting activities related to potential acquisitions, review of registration statements and the issuance of consents.

The Audit Committee of the Board of UQM Technologies, Inc. reviews summaries of the services provided by KPMG LLP and the related fees and has considered whether the provision of non-audit services, if any, is compatible with maintaining the independence of KPMG LLP.

On recommendation of the Audit Committee, the Board has appointed KPMG LLP to audit the fiscal 2003 financial statements. Representatives from this firm will be at the annual meeting to make a statement, if they choose, and to answer any questions you may have.

Compensation and Benefits Committee
Report on Executive Compensation

The Compensation and Benefits Committee of the Board of Directors is responsible for establishing Company policy regarding all elements of executive compensation, including administering the 2002 Equity Incentive Plan and determining how many options will be granted to executive officers and other employees of the Company as a group. The Compensation and Benefits Committee currently consists of Messrs. Drew and Roy.

Policy

The Company's compensation program for its Chief Executive Officer, and all employees generally, is based on beliefs and principles designed to align compensation with business strategy, company values, and management initiatives. The program:

  Rewards the Chief Executive Officer for long-term strategic management and the enhancement of shareholder value by cash remuneration and by delivering appropriate ownership in the Company through the grant of options.

  Integrates compensation programs with both the Company's annual and long-term strategic planning processes.

  Supports a performance-oriented environment that rewards performance with respect to Company goals.

  Attracts and retains key executives critical to the long-term success of the Company.

The Company's Compensation package for employees generally and executive officers, in particular, consists of both cash remuneration and equity based compensation. The Company maintains a variety of benefit programs which are designed to allow the Company to attract and retain talented individuals in a variety of disciplines.

All employees may participate in the following benefit plans upon the attainment of certain entrance requirements:

  UQM Technologies Health Benefit Plan
  401(K) Savings Plan of UQM Technologies, Inc.
  UQM Technologies, Inc. Stock Purchase Plan

In addition, employees may be eligible for participation in the following benefit plans at the discretion of the Company's Board of Directors:

  UQM Technologies, Inc. 2002 Equity Incentive Plan
  UQM Technologies, Inc. Employee Stock Bonus Plan

The Board of Directors believes that equity based compensation is critical to the Company's ability to attract and retain qualified employees. The Company's equity based compensation plans are designed to encourage and create ownership in the Company's common stock, not only by executive officers, but by all employees generally. The Board believes that the equity based plans of the Company meet the objective of aligning key employees' long-range interests with those of shareholders by providing key employees with the opportunity to build a meaningful stake in the Company. The principal Company plans used to facilitate this objective are the 2002 Equity Incentive Plan and the Employee Stock Purchase Plan. Under the 2002 Equity Incentive Plan, employees are granted the right to acquire shares of the Company's common stock at a fixed price over a term not to exceed ten years. To further the Company's goal of encouraging equity ownership, all options granted under the 2002 Equity Incentive Plan provide that option holders may not sell stock received through employee benefit programs if the sale of such stock exceeds 10% of the total trading volume of the stock on the date of sale by the option holder on any stock exchange and in the over-the-counter market. The 2002 Equity Incentive Plan also provides for incremental vesting of stock options and generally restricts trading by option holders to specified periods throughout the Company's fiscal year.

Performance Evaluation of Chief Executive Officer

The Committee reviewed the performance of the Chief Executive Officer during the year and rated it as good. The Chief Executive Officer executed the strategic initiative to divest the Company's noncore gear manufacturing operations, completed a secondary offering at market value in an extremely challenging market environment resulting in a significant improvement in the liquidity of the Company, and aggressively managed the cost structure of the Company during the chaotic period following September 11, 2001, resulting in positive EBITDA performance, before items, in a year of declining revenue and deteriorating economic conditions. The Compensation and Benefits Committee reviewed survey data of compensation increases for Chief Executive Officers in the Denver Metropolitan Area. Reported data for the survey period, which covered the prior calendar year, indicated that the average increase in pay for Chief Executive Officers in the survey group was 12.2 percent. However, based on deteriorating economic conditions and the uncertain business climate following the events of September 11, 2001 the Committee recommended to the Board of Directors that the base salary of the Chief Executive Officer be increased by 4.0 percent, and that Mr. Rankin be granted stock options to acquire 100,000 shares of the Company's common stock, representing an approximately 10 percent increase in the number of options granted to Mr. Rankin over the previous year. Although the Committee did not survey the compensation of similarly sized publicly-traded technology companies, as it has in prior years, the Committee believes that the Base Salary of the Company's Chief Executive Officer remains in the upper half of the compensation level of the executive officers of the peer group of companies previously studied.

Additional Information

The compensation of the Chief Financial Officer is set by the Compensation and Benefits Committee based on the recommendations of the Chief Executive Officer, who evaluates subjectively and objectively his performance against assigned responsibilities. Similar to the analysis conducted for the Chief Executive Officer, the Compensation and Benefits Committee reviewed survey data of compensation increases for Chief Financial Officers in the Denver Metropolitan Area. Reported data for the survey period, which covered the prior calendar year, indicated that the average increase in pay for Chief Financial Officers in the survey group was 17.7 percent. However, based on deteriorating economic conditions and the uncertain business climate following the events of September 11, 2001 the Committee recommended to the Board of Directors that the Base Salary of the Chief Financial Officer be increased by 4.2 percent, and that Mr. French be granted stock options to acquire 70,000 shares of the Company's common stock, representing an approximately 17 percent increase in the number of options granted to Mr. French over the previous year.

The Company has executed employment agreements with Mr. Rankin the Company's Chairman, President and Chief Executive Officer and Mr. French the Company's Treasurer, Secretary and Chief Financial Officer. The employment agreements provide for the payment of severance benefits to Messrs. Rankin and French if the executive is terminated "without cause", (as such term is defined in the employment agreements) (see also "Employment Agreements" below). The Compensation and Benefits Committee believes it advisable to provide compensation to executive managers upon termination of employment. The Compensation and Benefits Committee established the salaries in the employment agreements applying the criteria discussed above, and the employment agreements themselves were not a factor in determining salaries.

During fiscal 2002 the Compensation and Benefits Committee considered the grant of stock options on two occasions and recommended the grant of options to acquire 472,500 shares of common stock to employees of the Company, of which options to acquire 230,000 shares of common stock, or 48.7 percent, were granted to executive officers as a group. No options were granted to consultants during fiscal 2002. All options granted during fiscal 2002 to employees are exercisable at an amount equal to the fair market value of the Company's common stock on the date of grant.

The Compensation and Benefits Committee of the Board of Directors:

Ernest H. Drew

Stephen J. Roy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Compensation and Benefits Committee currently consists of two outside directors (Messrs. Drew and Roy). The purpose of the Compensation and Benefits Committee is to determine compensation and benefits for executive officers of the Company. The Compensation and Benefits Committee considers executive compensation, administers the Company's Stock Option Plans and makes recommendations to the Board of Directors on the grant of stock options. The Compensation and Benefits Committee considered stock option grants on two occasions during fiscal 2002.

Mr. Richey, who served on the Compensation and Benefits Committee until August, 2001, and currently serves on the audit committee, is an officer and director of Invacare Corporation ("Invacare"), which owned as of June 28, 2002, 54,532 shares or .3 percent of the Company's common stock and to whom the Company is a supplier of electric motors. In addition, in August 1997 the Company completed an exclusive worldwide license and supply agreement with Invacare covering the commercial use of UQM(R) products in the field of medical and health care products. During fiscal 2002 the Company sold motors to Invacare Corporation, totaling approximately $4 million.

Employment Agreements

The Company has entered into Employment Agreements with Messrs. Rankin and French pursuant to which each has agreed to serve in his present capacity for a term expiring December 31, 2002. The Employment Agreements provide that Messrs. Rankin and French will receive an annual base salary of $259,000 and $173,000, respectively. Messrs. Rankin and French also receive the use of an automobile and may receive bonuses and stock options. Messrs. Rankin and French were granted options to acquire 100,000, and 70,000 shares of common stock, respectively, during fiscal 2002.

Messrs. Rankin and French's Employment Agreements provide that if employment is terminated by the Company without cause during or after the term of the agreement (after three months' notice) or upon retirement after age 65, the officer shall receive one month's salary for each year of full-time employment, but not less than 12 months salary and not more than 24 months salary. If the officer terminates employment, he shall receive three months salary, unless the Company is in default, which shall be considered termination by the Company without cause. On termination by the Company following a change of control of the Company, the officer shall have the option of receiving all amounts remaining due in the agreement or twice the payment due on a termination by the Company in the absence of a change of control. If an officer dies during employment, his estate shall receive three months compensation.

The employment agreements further provide that the Company shall maintain at its expense, life insurance coverage on Messrs. Rankin and French payable to their designees in an amount equal to three times the annual compensation payable to each executive.

Pursuant to the Employment Agreements' Messrs. Rankin and French have agreed to at no time disclose to others any confidential information relating to the business affairs of the Company for any purpose other than the conduct of the Company's business and each has agreed to assign to the Company all right, title and interest in any inventions and patents developed in whole or in part by them, individually or with others, at any time during the term of the Employment Agreements, or six months thereafter, which relate to the business of the Company.

The Employment Agreements further provide that Messrs. Rankin and French, for a period of one year after the term of their respective Employment Agreements will not become affiliated with any person, firm or corporation whose business is similar to or in competition with the Company. Messrs. Rankin and French have agreed that for a period of one year after termination of their Employment Agreement, to not induce or attempt to induce any employee of the Company to leave the employ of the Company; nor will they induce or attempt to induce any customer, supplier or licensee to cease doing business with the Company.

BOARD OF DIRECTORS COMPENSATION

In fiscal 1994, the Board of Directors of the Company established the UQM Technologies, Inc. Stock Option Plan for Non-Employee Directors which is designed to encourage directors to participate in the ownership of the Company and therefore to more closely align their interests with those of the Company's shareholders. The plan was approved by the Company's shareholders in February 1994. This plan was amended in 1999. Pursuant to this Amendment, Directors of the Company who are not officers may elect to receive an annual retainer of $15,000 in cash or the grant of options to acquire that number of shares of the Company's common stock that is equivalent to $15,000 as determined by utilizing the Black-Scholes option pricing model on the date of grant. Directors electing option grants in lieu of cash compensation may elect option exercise periods ranging from three years to ten years, and must elect to receive options at least six months prior to the anticipated grant date in accordance with the terms of the UQM Technologies, Inc. Stock Option Plan for Non-Employee Directors. The plan was further amended in Fiscal 2002 to eliminate the three year vesting requirement and replace it with a provision providing that all options granted under the plan shall vest immediately. Directors are also reimbursed for ordinary and necessary expenses of attending meetings. In addition, directors upon their initial election to the Board of Directors, are awarded 2,000 shares of the Company's common stock at a purchase price of $0.01 per share. Directors who are full-time officers of the Company are not entitled to additional compensation for their service as directors.

The following table sets forth information concerning remuneration to directors of the Company during fiscal 2002:

Name of Director	Number of Securities Underlying Options Granted	Price Per Share	Expiration Date	Shares of Common Stock Awarded	Cash Compensation

J. B. Richey	-	-	-	-	$15,000

Ernest H. Drew	7,076	$5.85	August 23, 2004	-	-

Stephen J. Roy	-	-	-	-	$15,000

William G. Rankin (1)	-	-	-	-	-

Jerome H. Granrud (2)	-	-	-	-	-

 _____________

1.  Officers of the Company serve on the Board without additional compensation.
2.  Mr. Granrud was appointed to the Board of Directors in May, 2002.

Performance Graph

The following graph represents the yearly percentage change in the cumulative total return on the common stock of UQM Technologies, Inc., the group of companies comprising the S&P Electrical Equipment Index, and those companies comprising the S&P 500 Index for the five year period from 1997 through 2002:

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table shows the ownership of the Company's $0.01 par value common stock by (i) beneficial owners of 5 percent or more of the Company's common stock, (ii) each director and nominee director, (iii) the Chief Executive Officer and each other executive officer whose annual salary and bonus exceeds $100,000 and (iv) all directors and executive officers as a group, as of June 28, 2002.

Unless otherwise noted, each shareholder exercises sole voting and investment power with respect to the shares beneficially owned:

Name of Shareholder	Number of Common Shares Beneficially Owned	Percent of Class (1)

William G. Rankin	783,995	4.0%
Donald A. French	528,132	2.7%
Richard L. Hugen	23,334.1%
Carl L. Schlemmer	15,834.1%
J. B. Richey(2)	34,000.2%
Ernest H. Drew	306,759	1.6%
Stephen J. Roy	7,977	- %
Jerome H. Granrud	2,000	- %

Director and Executive Officers as a Group (8 persons)(2)	1,758,233	8.8%

  Calculated separately for each holder on the basis of the actual number of outstanding shares as of June 28, 2002. Assumes that shares issuable upon exercise of options and warrants held by such person (but not by anyone else) and exercisable within 60 days have been issued as of such date.
  Mr. Richey is an affiliate of Invacare Corporation which owns 54,532 shares (.3%). Mr. Richey disclaims beneficial ownership of Invacare Corporation's shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain transactions between the Company and members of the Compensation and Benefit Committee of the Company's Board of Directors are described above under "Compensation Committee Interlocks and Insider Participation".

SELECTION OF AUDITORS

At the meeting, the shareholders will be called upon to ratify the appointment of independent auditors to serve for fiscal 2003.

THE BOARD OF DIRECTORS AND THE MANAGEMENT OF THE COMPANY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, DENVER, COLORADO who have been the independent auditors of the Company since 1985. A representative of that firm, who will be present at the meeting, will have the opportunity to make a statement should he desire to do so and can be expected to respond to appropriate questions. In the event the shareholders do not ratify the appointment of KPMG LLP as independent auditors, management may reconsider its choice of independent auditors.

To be adopted, the proposal must be approved by the affirmative vote of a greater number of votes cast for the proposal than are cast against the proposal. If a ballot is called for, proxies in the accompanying form appointing the persons whose names are printed therein to act will (unless the proxy form has been marked against or authority to vote is withheld) be voted in favor of the proposal.

PROPOSAL TO APPROVE 2002 EQUITY INCENTIVE PLAN

On April 3, 2002, the Board adopted the UQM Technologies, Inc. 2002 Equity Incentive Plan (the "Plan"). The Plan provides for the grant of non-qualified stock options and incentive stock options to employees of the Company and its affiliates and consultants to the Company and its affiliates. The Company's 1992 Stock Option Plan expired by its terms in February, 2002. At the date of its expiration, options to acquire 947,646 shares of common stock were authorized under the 1992 Stock Option Plan, but not granted.

The purposes of the Plan are to provide those who are selected for participation with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the interests of those participating in the Plan are more closely aligned with the interests of the Company's stockholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

The following summary of the Plan is qualified by reference to the terms of the complete text of the Plan, which is incorporated by reference and attached as Exhibit A.

Administration of the Plan. The Plan is administered by the members of the Compensation and Benefits Committee of the Board. The Committee must be structured at all times so it satisfies the "non-employee director" requirement of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent practicable, the Company intends to satisfy the similar requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to grants to employees whose compensation is subject to Section 162(m) of the Code. The Committee has the sole discretion to determine the employees and consultants to whom options may be granted under the Plan and the manner in which such options will vest. Options are granted by the Committee to employees and consultants in such numbers and at such times during the term of the Plan as the Committee shall determine, except that the maximum number of shares subject to one or more options that can be granted during any calendar year to any employee or consultant is 150,000 shares of UQM Common Stock, except that the maximum number of shares that can be granted pursuant to incentive stock options is 1,500,000 shares of UQM Common Stock, and except that incentive stock options may be granted only to employees. In granting options the Committee will take into account such factors as it may deem relevant in order to accomplish the Plan's purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees and consultants, and their present and potential contributions to the Company's success.

The Plan provides that the Committee may delegate authority to grant options to specified officers of UQM; provided no grants of options may be made by such specified officers to any employee or consultant who is covered by Section 16(b) of the Exchange Act. At this time, the Committee has not made such a delegation.

Shares Subject to the Plan. There are 1,500,000 shares reserved for the grant of options under the Plan. On June 28, 2002, the closing price of a share of UQM Common Stock on the American Stock Exchange was $3.60. No options have been granted under the Plan as of the date of this Proxy Statement.

Adjustment of Shares; Eligibility of Shares. The number of shares eligible for option grants under the Plan, the number of shares subject to outstanding options, the number of shares that may be granted to any individual, the number of shares available for grant pursuant to incentive options, and the number of shares subject to a delegation of authority are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in UQM Common Stock. Shares of UQM Common Stock covered by unexercised options that expire, terminate or are canceled, together with shares of UQM Common Stock that are used to pay withholding taxes or the option exercise price, will again be available for option under the Plan.

Participation. The Plan provides that options may be granted to those key employees and consultants who are selected by the Committee in its sole discretion. The Company currently considers certain of its employees and consultants to be eligible for the grant of options under the Plan. As of June 28, 2002, there were approximately 129 eligible individuals. The Plan is a discretionary plan and, accordingly, it is not possible at present to determine the number of shares that may be subject to options granted to any individual during the term of the Plan.

Exercise of Options. The Committee determines the exercise price for each option; however, an incentive option must have an exercise price that is at least equal to the fair market value of the UQM Common Stock on the date the incentive option is granted (at least equal to 110% of the fair market value in the case of an incentive option granted to an employee who owns UQM Common Stock having more than 10% of the voting power). An option holder may exercise an option by written notice and payment of the exercise price (1) in cash or certified funds, (2) by the surrender of a number of shares of UQM Common Stock already owned by the option holder for at least six months and having a fair market value equal to the exercise price, (3) through a broker's transaction by directing the broker to sell all or a portion of the UQM Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price, or (4) with a promissory note in the principal amount of the option price and any taxes required to be withheld, which shall be full recourse and secured by all or a portion of the UQM Common Stock acquired by exercise of the option, shall bear interest at a rate determined by the Committee (but not lower than the rate required to avoid the imputation of interest under the Code), shall provide for level quarterly payments of interest and principal over its term, shall become payable in full on the first to occur of the 5th anniversary of the option exercise, failure to pay any portion of principal and interest within 5 days of the due date, or termination of the option holder's employment, and which shall contain such other terms and conditions as the Company deems necessary or appropriate in its sole discretion. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may be provided with an election to satisfy the minimum required income tax withholding obligation through the withholding of a portion of the UQM Common Stock to be received upon exercise of the option.

Option Term. The Committee determines the term of each option, which shall be no longer than ten years (five years in the case of an incentive option granted to an employee who owns UQM Common Stock having more than 10% of the voting power).

Unless the Committee provides otherwise, the following provisions apply in the event of an employee option holder's termination of employment. If the option holder's employment is terminated for cause, as determined by the Company, the option terminates immediately. If the option holder becomes disabled, the option may be exercised for one year after the option holder's employment terminates on account of disability. If the option holder dies during employment or in the one-year period referred to in the preceding sentence, or in the three-month (incentive options) or twelve-month (non-qualified options) period following termination of employment other than on account of cause or disability, the option may be exercised for one year after the option holder's death. If the option holder's employment terminates for any reason other than cause, disability, or death, an incentive option may be exercised for three months after termination of employment, and a nonqualified option may be exercised for twelve months after termination of employment. In all cases, the option can be exercised only to the extent that it is vested at the time of termination of employment and only during the term of the option.

The following provisions shall apply in the event of a consultant option holder's termination of services. If the option holder's services are terminated other than on account of cause or the option holder's death, the option may be exercised during the remainder of the option term. If the option holder's services are terminated for cause, as determined by the Company, the option terminates immediately; however, if the agreement between the Company and the consultant provides for termination of the agreement for cause, cause will have the meaning set forth in the agreement. If the option holder dies during the option period, the option may be exercised for fifteen months after the option holder's death. In all cases, the option can be exercised only to the extent that it is vested at the time of termination and only during the term of the option.

Nontransferability. Except as may be otherwise permitted by the Committee, nonqualified options granted under the Plan are not transferable other than by will or by the laws of descent and distribution. Incentive options may not be transferred under any circumstances other than by will or by the laws of descent and distribution.

Amendment and Termination. The UQM Board may amend the Plan in any respect at any time provided stockholder approval is obtained when necessary or desirable, but no amendment may impair any option, or other award previously granted or deprive an option holder, without his or her consent, of any UQM Common Stock previously acquired. The Plan will terminate on April 2, 2012, unless sooner terminated by the Board.

Federal Income Tax Consequences of Issuance and Exercise of Options Under the Plan. When a non-qualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the UQM Common Stock on the date of exercise over the exercise price. If, however, the sale of the UQM Common Stock at a profit would subject the option holder to liability under Section 16(b) of the Exchange Act, the option holder will recognize compensation income equal to the excess of (1) the fair market value of the UQM Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the UQM Common Stock without Section 16(b) liability over (2) the exercise price. The option holder can make an election under Section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. The compensation recognized by an employee is subject to income tax withholding. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

When an incentive option is granted, there are no income tax consequences for the option holder or the Company. When an incentive option is exercised, the option holder does not recognize income and the Company does not receive a deduction. The option holder, however, must treat the excess of the fair market value of the UQM Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a "disqualifying disposition" of the UQM Common Stock (described below) in the same taxable year the incentive option was exercised, there are no alternative minimum tax consequences from exercise of the incentive option.

If the option holder disposes of the UQM Common Stock after the option holder has held the UQM Common Stock for at least two years after the incentive option was granted and at least one year after the incentive option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as capital gain for the option holder. The Company is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the UQM Common Stock by disposing of the UQM Common Stock before it has been held for at least two years after the date the incentive stock was granted and at least one year after the date the incentive option was exercised, the option holder recognizes compensation income equal to the excess of (1) the fair market value of the UQM Common Stock on the date the incentive option was exercised or, if less, the amount received on the disposition over (2) the exercise price. Under current law, the Company is not required to withhold income or other taxes. However, the Internal Revenue Service has proposed regulations that would require the withholding and payment of FICA and FUTA taxes on exercises of incentive options on and after January 1, 2003. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

The Plan provides that option holders are responsible for making appropriate arrangements with the Company to provide for any additional withholding amounts. Furthermore, the Company is not obligated to deliver shares of UQM Common Stock upon the exercise of any options or other awards under the Plan until all applicable federal, state and local income and other tax withholding requirements have been satisfied.

Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the Company's Chief Executive Officer or any one of the four highest paid executive officers who were employed by the Company on the last day of the taxable year. However, certain "performance-based compensation," the material terms of which are disclosed to and approved by the Company's stockholders, is not subject to this limitation on deductibility. The Company has structured the Plan with the intention that compensation resulting from options granted under the plan would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

Stockholder Approval. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the Equity Incentive Plan Proposal. The Board believes the Equity Incentive Plan Proposal is in the best interests of the Company and its stockholders and is important in order to help assure the ability of the Company to continue to recruit and retain highly qualified employees and consultants.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ADOPTION OF PROPOSAL 3.

PROPOSALS BY SHAREHOLDERS

In accordance with rules of the Securities and Exchange Commission, shareholders of the Company may present proposals to the Company for inclusion in the Company's proxy statement prepared in connection with its next regular Annual Meeting of Shareholders.

Proposals to be included in the proxy statement prepared in connection with the next Annual Meeting of Shareholders to be held in August 2003 must be received by the Company no later than April 21, 2003 in order to be considered for inclusion.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any other matters to be presented for action at the meeting, nor has it been advised that others will present any other matters. If any other matters do properly come before the meeting, the proxy holders intend to vote the proxies held by them in accordance with their best judgment on such matters.

ANNUAL REPORT

Upon the receipt of a written request from any shareholder, the Company will mail, at no charge to the shareholder, a copy of the Company's fiscal 2002 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act. Written requests for such Report should be directed to:

Secretary
UQM Technologies, Inc.
425 Corporate Circle
Golden, Colorado 80401
Phone (303) 278-2002

The Company's Annual Report on Form 10-K is also available at the web site that the Securities and Exchange Commission maintains at http://www.sec.gov.

APPROVAL OF DIRECTORS

The Board of Directors of the Company has approved the contents of this proxy statement and its mailing to the shareholders.

/s/ Donald A. French
Donald A. French, Secretary

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

UQM Technologies, Inc., 425 Corporate Circle, Golden, Colorado 80401

The undersigned hereby appoints William G. Rankin and Donald A. French as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of UQM Technologies, Inc. held of record by the undersigned on June 28, 2002 at the Annual Meeting of Shareholders to be held on August 21, 2002 or any adjournment thereof.

______________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW:

  TO ELECT FIVE DIRECTORS TO THE COMPANY'S BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED.

  William G. Rankin      J. B. Richey      Ernest H. Drew      Stephen J. Roy      Jerome Granrud

  ELECTION OF DIRECTORS            [  ] FOR all nominees listed above      [  ]  WITHHOLD AUTHORITY

  (except as marked to the contrary above) to vote for all nominees listed above

  (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name above.)

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:
  PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

  [ ]FOR  [ ] AGAINST  [ ] ABSTAIN

  PROPOSAL TO RATIFY THE ADOPTION OF THE 2002 EQUITY INCENTIVE PLAN.

    [ ]FOR  [ ] AGAINST  [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Board of Directors is not aware of any other matters to be presented at the meeting for approval by the shareholders.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NAMED NOMINEES AND FOR PROPOSALS 2 and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated __________________, 2002

______________________________
Signature

Please mark, sign, date and return the proxy
card promptly using the enclosed envelope. Signature, if held jointly

Exhibit A

UQM TECHNOLOGIES, INC.

2002 EQUITY INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1 Establishment. UQM Technologies, Inc., a Colorado corporation, effective April 3, 2002, hereby establishes the UQM Technologies, Inc. 2002 Equity Incentive Plan (the "Plan") for certain employees of the Company (as defined in subsection 2.1(g)) and certain consultants to the Company. The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options to certain key employees of the Company and to certain consultants to the Company.

1.2 Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

1.3 Effective Date. The initial effective date of the Plan is April 3, 2002. No Option shall be granted to any individual who is or who may be covered by Section 162(m) of the Internal Revenue Code of 1986, as amended, until the Plan has approved by the Company's shareholders. The Plan shall be approved the Company's shareholders to the extent and in the manner such approval is required by applicable law or the rules of the exchange or other market on which the Company's stock is traded.

ARTICLE II

DEFINITIONS

2.1 Definitions. The following terms shall have the meanings set forth below:

(a) "Affiliated Corporation" means any corporation or other entity that is affiliated with UQM through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of the Company as defined in Section 424 of the Code.

(b) "Board" means the Board of Directors of UQM.

(c) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

(d) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. If applicable, the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act. Except as provided in Section 3.2, the Committee shall select Participants from Eligible Employees and Eligible Consultants of the Company and shall determine the Options to be granted pursuant to the Plan and the terms and conditions thereof.

(e) "Company" means UQM Technologies, Inc. and the Affiliated Corporations.

(f) "Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

(g) "Effective Date" means the original effective date of the Plan, April 3, 2002.

(h) "Eligible Consultants" means those consultants to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Non-Qualified Options under the Plan.

(i) "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to section 3401 of the Code. Employee shall not include any individual (A) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees shall not be treated as employees under this Plan.

(j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

(k) "Fair Market Value" means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which Shares are then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by Nasdaq or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a Share shall be determined by the Committee acting in good faith. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 7.2(g)(ii)(E), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

(l) "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

(m) "Non-Qualified Option" means any Option other than an Incentive Option.

(n) "Option" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

(o) "Option Agreement" shall have the meaning given to such term in Section 7.2 hereof.

(p) "Option Holder" means a Participant who has been granted one or more Options under the Plan.

(q) "Option Period" means the period of time, determined by the Committee, during which an Option may be exercised by the Option Holder.

(r) "Option Price" means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

(s) "Participant" means an Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more Options under the Plan.

(t) "Securities Act" means the Securities Act of 1933, as it may be amended from time to time.

(u) "Share" means one whole share of Stock.

(v) "Stock" means the $0.01 par value common stock of UQM Technologies, Inc.

(w) "UQM" means UQM Technologies, Inc., a Colorado corporation, and any successor thereto.

2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III

PLAN ADMINISTRATION

3.1 General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees and Eligible Consultants, determine the Options to be granted pursuant to the Plan, fix the Option Price, Option Period and manner in which an Option becomes exercisable, as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2 Delegation by Committee. The Committee may, from time to time, delegate, to a specified officer or officers of the Company, the power and authority to grant Options under the Plan to specified groups of Eligible Employees and Eligible Consultants, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Option, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Options to any Eligible Employee or Eligible Consultant who is covered by Section 16(b) of the Exchange Act or who is, or is expected to be, covered by Section 162(m) of the Code shall not be delegated by the Committee.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. The maximum aggregate number of Shares that may be issued under the Plan pursuant to Options is 1,500,000 Shares. The maximum number of Shares that may be issued under Incentive Options is 1,500,000 Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 Limit on Option Grants. The maximum number of Shares with respect to which a Participant may receive Options under the Plan in any calendar year is 500,000 Shares. The maximum number may be increased from time to time by approval of the Board and by the stockholders of the Company. No Options may be granted with respect to any increased number of Shares until such increase has been approved by the stockholders. Stockholder approval shall not be required for increases solely pursuant to Section 4.4 below.

4.3 Other Shares of Stock. Any Shares that are subject to an Option that expires or for any reason is terminated unexercised, and any Shares withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than 1,500,000 Shares may be issued under Incentive Options.

4.4 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Options may be granted under the Plan, (ii) the Shares then included in each outstanding Option granted hereunder, (iii) the maximum number of Shares available for grant to any one person in a calendar year pursuant to Section 4.2, (iv) the maximum number of Shares available for grant pursuant to Incentive Options, and (v) the number of Shares subject to a delegation of authority under Section 3.2 of this Plan.

4.5 Other Distributions and Changes in the Stock. If

(a) The Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.4), or

(b) The Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

(c) There shall be any other change (except as described in Section 4.4) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Option, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and for each outstanding Option that involves the particular type of stock for which a change was effected.

4.6 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require the Company to sell a fractional Share under any Option, or otherwise issue a fractional Share, and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional Share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of Shares then subject to an Option shall remain unchanged but the Option Price per Share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option may have been changed.

4.7 Determination by the Committee, Etc. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

ARTICLE V

CORPORATE REORGANIZATION; CHANGE IN CONTROL

5.1 Vesting and Termination of Options. Unless the Committee provides otherwise at the time an Option is granted, upon the occurrence of a Corporate Transaction (as defined in Section 5.3), all Options shall become fully exercisable regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. The Committee may also provide for the assumption or substitution of any or all Awards as described in Section 5.2 and make any other provision for outstanding Awards as the Committee deems appropriate. The Committee may provide that any Options that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing. The Committee need not take the same action with respect to all outstanding Options.

5.2 Assumption or Substitution of Options. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options.

5.3 Corporate Transaction. A Corporate Transaction shall include the following:

(a) Merger; Reorganization: the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or

(b) Sale: the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company) or the sale of more than 50% of the outstanding voting stock of the Company;

(c) Liquidation: the dissolution or liquidation of the Company;

(d) Change in Control: A "Change in Control" shall be deemed to have occurred if at any time during any period of two consecutive years (including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

(e) Other Transactions: any other transaction that the Board determines by resolution to be a Corporate Transaction.

ARTICLE VI

PARTICIPATION

Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-Employee consultants to the Company who are performing services important to the operation and growth of the Company. Participants may be granted from time to time one or more Options; provided, however, that the grant of each such Option shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Option. Upon determination by the Committee that an Option is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII

OPTIONS

7.1 Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that Eligible Consultants may not be granted Incentive Options. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

7.2 Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an "Option Agreement"). An Option Agreement shall be issued by the Company in the name of the Participant to whom the Option is granted and in such form as may be approved by the Committee. The Option Agreement shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

(a) Number of Shares. Each Option Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Agreement, but, in the case of an Incentive Option, in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted.

(c) Duration of Options; Restrictions on Exercise. Each Option Agreement shall state the Option Period. The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Agreement shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable and vest over such period of time, if any, or upon such events, as determined by the Committee.

(d) Eligible Employees: Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder's services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

(i) If the services of the Option Holder are terminated within the Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures.

(ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of services because of Disability.

(iii) If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or the three-month period or, in the case of Non-Qualified Options, the twelve-month period, referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

(iv) If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause, Disability, or death, the Option may be exercised by the Option Holder as follows: (A) in the case of an Incentive Option, within three (3) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter and (B) in the case of a Non-Qualified Option, within twelve (12) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of services.

(e) Eligible Independent Contractors: Termination of Services, Death. Each Option agreement shall provide as follows with respect to the exercise of the Option:

(i) If the services of the Option Holder terminate within the Option Period other than on account of cause or the Option Holder's death, the Option may be exercised during the remainder of the Option Period. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of services.

(ii) If the services of the Option Holder terminate within the Option Period for "cause," as determined by the Company, the Option shall thereafter be void for all purposes; provided however, that if the agreement between the Company and an Independent Contractor provides for termination of the agreement for "cause," the term "cause" for purposes of this subsection shall have the same meaning as in such agreement.

(iii) If the Option Holder dies during the Option Period, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution for fifteen (15) months after the Option Holder's death (if otherwise in the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

(f) Consideration for Grant of Option. Each Option Holder agrees to remain in the employment of the Company or to continue providing consulting services to the Company, as the case may be, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the rate of compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee or to terminate the consulting services of any consultant.

(g) Exercise, Payments, Etc.

(i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty (30) days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to the Company in full. If the Option Price is paid by means of a broker's transaction described in subsection 7.2(g)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's transaction was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

(ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

(A) in cash;

(B) by certified check, cashier's check or other check acceptable to the Company, payable to the order of the Company;

(C) by delivery to the Company of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six (6) months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price;

(D) by delivery to the Company of a promissory note, which shall be in a principal amount equal to the Option Price plus any federal and state income tax required to be withheld; which shall be full recourse and secured by all or a portion of the Stock acquired pursuant to the exercise of the Option; which shall bear interest at a rate determined by the Committee, but not lower than the rate required to avoid the imputation of interest under the Code; which shall provide for level quarterly payments of interest and principal over its term; which shall become payable in full upon the first to occur of the fifth anniversary of the date the Option is exercised, failure to pay any payment of principal and interest within five days after it is due or termination of the Option Holder's employment or service for any reason; and which shall contain such other terms and conditions including the provision of security in addition to the Stock that the Company, in its sole discretion, deems necessary or appropriate; or

(E) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

(h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(i) Withholding.

(i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state and local tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XII.

(ii) Incentive Options. Upon exercise of an Incentive Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of withholding required by applicable federal, state, and local tax laws. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

7.3 Restrictions on Incentive Options.

(a) Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option and Incentive Options shall be taken into account in the order granted.

(b) Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

7.4 Transferability.

(a) General Rule: No Lifetime Transfers. An Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder's guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

(b) InterVivos Transfer to Certain Family Members. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners (the "InterVivos Transferee"). Immediate family means the Option Holder's spouse, issue (by birth or adoption), parents, grandparents, siblings (including half brothers and sisters and adopted siblings) and nieces and nephews. No transfer shall be effective unless the Option Holder shall have notified the Company of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Company. The InterVivos Transferee shall be subject to all of the terms of this Plan and the Option, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised. The Committee may require the Option Holder and the InterVivos Transferee to enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Stock retention requirements applicable to the Option Holder, together with such other terms and conditions as may be specified by the Committee. Except to the extent provided otherwise in such agreement, the InterVivos Transferee shall have all of the rights and obligations of the Option Holder under this Plan; provided that the InterVivos Transferee shall not have any Stock withheld to pay withholding taxes pursuant to Section 17.2 unless the agreement referred to in the preceding sentence specifically provides otherwise.

(c) No Transfer of ISOs. During the Option Holder's lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

(d) No Assignment. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above.

7.5 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.

ARTICLE VIII

RIGHTS OF PARTICIPANTS

8.1 Service. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

8.2 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

ARTICLE IX

GENERAL RESTRICTIONS

9.1 Investment Representations. The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

9.2 Compliance with Securities Laws. Each Option grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

9.3 Changes in Accounting Rules. Except as provided otherwise at the time an Option is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options as to which the applicable services or other restrictions have not been satisfied.

ARTICLE X

OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

ARTICLE XI

PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Options theretofore granted under the Plan, without the consent of the Participant holding such Options.

ARTICLE XII

WITHHOLDING

12.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of any Option shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

12.2 Withholding With Stock. At the time the Committee grants an Option or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have the Company withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to the Company a number of shares of Stock that were acquired by the Participant more than six (6) months prior to the transfer to the Company and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

(a) All elections must be made prior to the Tax Date.

(b) All elections shall be irrevocable.

(c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

ARTICLE XIII

REQUIREMENTS OF LAW

13.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

13.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Options granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Option for any exception from the provisions of Section 16(b) of the Exchange Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Option or other document evidencing or accompanying the Option.

13.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

ARTICLE XIV

DURATION OF THE PLAN

Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on April 2, 2012 and no Option shall be granted, or offer to purchase Stock made, after such termination. Options outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

Dated: April 24, 2002

UQM TECHNOLOGIES, INC.
 a Colorado corporation

By:/s/ "Donald A. French"
Donald A. French